UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): November 13, 2008
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 1.01. Entry Into a Material Definitive Agreement.
On November 13, 2008, Lime Energy Co. (the “Company” or “Lime”) entered into Subscription Agreements with 15 investors to sell 1,787,893 Units, each comprised of one share of the Company’s common stock and a warrant to purchase an additional quarter share of common stock (the “Units”). The sale price was $3.51 per Unit, which is equal to 75% of the volume-weighted average price of the Company’s stock for the ten days prior to closing. The warrants allow holders to purchase a share of common stock for $4.10 per share, which was the closing price of the Company’s common stock on the day prior to the closing, and the warrants are exercisable any time after May 13, 2009 and before November 13, 2011. The total gross proceeds raised in the offering will be $6,275,500. The private offering will close in two tranches: tranche A, which is comprised of unaffiliated investors; and tranche B which is comprised of affiliated investors. The Company raised $3,000,500 in tranche A, which closed on November 13, 2008. The Company anticipates closing on the remaining $3,275,000 in tranche B prior to the end of the year. The issuance of the Units sold in tranche B requires approval by holders of a majority of the total number of shares of the Company’s outstanding common stock pursuant to the NASDAQ Marketplace Rules. The affiliated investors comprising tranche B are:
•	Richard Kiphart, Chairman of the Board

•	David Asplund, Chief Executive Officer

•	Daniel Parke, President and Chief Operating Officer

•	Jeffrey Mistarz, Chief Financial Officer

•	Gregory Barnum, Director

•	David Valentine, Director

•	Pradeep Kapadia, President of Engineering Services
Proceeds from the offering will be used for working capital purposes.
On November 14, 2008, the Company entered into a Preferred Stock Purchase Agreement with Mr. Kiphart, under which it sold Mr. Kiphart 358,710 shares of newly created Series A-1 Preferred Stock in exchange for his agreement to cancel a promissory note issued by the Company in the principal amount of $14,707,104. The note bears interest at 17% per annum and matures on March 31, 2009. Each outstanding share of Preferred Stock is entitled to cumulative quarterly dividends at a rate of (i) 15% per annum of its stated value, which is $41.00 per share, on or prior to March 31, 2009 (9% payable in cash and 6% payable in additional shares of Preferred Stock); and (ii) 17% per annum of its stated value at any time on or after April 1, 2009 (9% payable in cash and 8% payable in additional shares of Preferred Stock). Each share of Preferred Stock is currently entitled to ten votes and the Preferred Stock votes along with the Company’s common stock. The Preferred Stock is convertible into shares of common stock on a ten-for-one basis anytime after December 31, 2009, subject to adjustment. The convertibility feature of the Preferred Stock requires stockholder approval under the NASDAQ Marketplace Rules. In connection with this recapitalization, the Company expects to remove $14.7 million in liabilities from its balance sheet and treat the Preferred Stock as equity.
On November 18, 2008, the Company entered into a Stock Purchase Agreement with certain stockholders (the “Sellers”) of Advanced Biotherapy, Inc.(“ADVB”), pursuant to which the Company has agreed to acquire 90.8% of the outstanding capital stock of ADVB at $0.008625 per share in exchange for 2,252,341 shares of the Company’s common stock. The Company is contractually obligated to offer the ADVB minority stockholders registered common stock on the same terms as received by the Sellers. The assets of ADVB include: 1) approximately $6.2 million in cash; 2) an $800,000 convertible promissory note from a company that is majority owned by Mr. Kiphart, which bears 10% interest due May 17, 2009; and 3) a $4.5 million revolving promissory note from the Company that bears 17% interest maturing March 31, 2009, which we intend to retire. There was $1.37 million outstanding on the revolving promissory note on November 18, 2008.

Mr. Kiphart, one of the Sellers, is the beneficial owner of more than 80% of the shares of ADVB and serves as its Chairman, on one hand, and is the beneficial owner of more than 22% of the shares of the Company and serves as its Chairman, on the other hand. Mr. David Valentine is also a shareholder and director of both Lime and ADVB. NASDAQ Marketplace Rules require stockholder approval of the issuance of any stock in connection with the acquisition of the stock or assets of another company when any director, officer or substantial shareholder of the issuer has a 5% or greater interest in the company or assets to be acquired; therefore, the consummation of this transaction is contingent on receiving such stockholder approval.
The foregoing description of the Subscription Agreements, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement, and terms of the Preferred Stock and Warrant are not intended to be complete and are qualified in its entirety by the complete text of the Form of Subscription Agreement (Tranche A), the Form of Subscription Agreement (Tranche B), the Form of Preferred Stock Purchase Agreement, the Stock Purchase Agreement, the Certificate of Designation, Preferences and Rights of Series A-1 Preferred Stock and the Form of Common Stock Warrant, which are attached as exhibits 10.1, 10.2, 10.3, 10.4, 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
As described in more detail in Item 1.01 above, on November 13, 2008, the Company entered into Subscription Agreements with 15 investors to sell 1,787,893 Units. The sale of these Units involved or will involve the issuance of 1,787,893 shares of the Company’s common stock and three-year warrants to purchase an additional 446,975 shares of common stock at $4.10 per share. The Company will receive $6,275,500 in gross proceeds from the sale of the Units. The Company has closed on the issuance of 854,844 Units for total gross proceeds of $3,000,500.
Also as described in more detail in Item 1.01 above, the Company entered into a Preferred Stock Purchase Agreement with Richard Kiphart, its Chairman and largest individual stockholder, under which the Company has issued to Mr. Kiphart 358,710 shares of its Series A-1 Preferred Stock. The Preferred Stock will be convertible at the holder’s election anytime after December 31, 2009 into shares of the Company’s common stock at the rate of ten shares of common stock for each share of Preferred Stock, subject to stockholder approval.
Each of the investors is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer and sale of the securities described above were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act, and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to this sale of equity securities, and the investors provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the share certificates that have been or will be issued.
Additional information regarding these transactions is incorporated in this Item 3.02 by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.
Upon issuance of the Series A-1 Preferred Stock (as defined above in Item 1.01) on November 14, 2008, the ability of Lime Energy to authorize or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, (i) any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or on a parity with the Series A-1 Preferred Stock,or (ii)any shares of series A-1 Preferred Stock after the date hereof other than shares issued as PIK Dividends, will be subject to approval by the holders of the Series A-1. These restrictions are set forth in the Certificate of Designations establishing the terms of the Series A-1 Preferred Stock, a copy of which is attached as Exhibit 4.1 to the Report on Form 8-K and is incorporate herein by references.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 14, 2008, the Registrant filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series A-1 Preferred Stock. A copy of the Certificate of Designation, Preferences and Rights of Series A-1 Preferred Stock is listed as Exhibit 4.1 and is incorporated here in by reference.
Item 9.01 Financial Statements and Exhibits.
          (a) Exhibits
4.1	Certificate of Designation, Preferences and Rights of Series A-1 Preferred Stock

4.2	Form of Warrant to Purchase Common Stock

10.1	Form of Subscription Agreement (Tranche A) dated November 13, 2008 by and between Lime Energy Co. and various unaffiliated investors

10.2	Form of Subscription Agreement (Tranche B) dated November 13, 2008 by and between Lime Energy Co. and various affiliated investors

10.3	Preferred Stock Purchase Agreement dated November 14, 2008 by and between Lime Energy Co. and Richard Kiphart

10.4	Stock Purchase Agreement dated November 18, 2008 by and among: Lime Energy Co. and certain stockholders of Advanced Biotherapy, Inc.

99.1	Press release dated November 18, 2008

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: November 18, 2008	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation, Preferences and Rights of Series A-1 Preferred Stock
4.2	Form of Warrant to Purchase Common Stock
10.1	Form of Subscription Agreement (Tranche A) dated November 13, 2008 by and between Lime Energy Co. and various unaffiliated investors
10.2	Form of Subscription Agreement (Tranche B) dated November 13, 2008 by and between Lime Energy Co. and various affiliated investors
10.3	Preferred Stock Purchase Agreement dated November 14, 2008 by and between Lime Energy Co. and Richard Kiphart
10.4	Stock Purchase Agreement dated November 18, 2008 by and among: Lime Energy Co. and certain stockholders of Advanced Biotherapy, Inc.
99.1	Press release dated November 18, 2008